[Form of Opinion]

                             , 2012

Nuveen North Carolina Premium Income Municipal Fund 333 West Wacker Drive Chicago, Illinois 60606	Nuveen North Carolina Dividend Advantage Municipal Fund 333 West Wacker Drive Chicago, Illinois 60606

Nuveen North Carolina Dividend Advantage Municipal Fund 2 333 West Wacker Drive Chicago, Illinois 60606	Nuveen North Carolina Dividend Advantage Municipal Fund 3 333 West Wacker Drive Chicago, Illinois 60606

Re:	MuniFund Term Preferred Shares Issued in Reorganizations of Nuveen North Carolina Dividend Advantage Municipal Fund, Nuveen North Carolina Dividend Advantage Municipal Fund 2 and Nuveen North Carolina Dividend Advantage Municipal Fund 3 into Nuveen North Carolina Premium Income Municipal Fund

Ladies and Gentlemen:

You have requested our opinion regarding the treatment under the Internal Revenue Code of 1986, as amended (the “Code”), of certain MuniFund Term Preferred Shares (“MTP Shares”) described below. The MTP Shares will be issued in the reorganizations (each a “Reorganization” and collectively, the “Reorganizations”) by and between Nuveen North Carolina Dividend Advantage Municipal Fund, a Massachusetts business trust (“Dividend Advantage Fund”), Nuveen North Carolina Dividend Advantage Municipal Fund 2, a Massachusetts business trust (“Dividend Advantage Fund 2”), and Nuveen North Carolina Dividend Advantage Municipal Fund 3, a Massachusetts business trust (“Dividend Advantage Fund 3” and together with Dividend Advantage Fund and Dividend Advantage Fund 2, each an “Acquired Fund” and collectively, the “Acquired Funds”), and Nuveen North Carolina Premium Income Municipal Fund, a Massachusetts business trust (the “Acquiring Fund”). The Acquired Funds and the Acquiring Fund are each referred to herein as a “Fund.”

Nuveen North Carolina Premium Income Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund 2

Nuveen North Carolina Dividend Advantage Municipal Fund 3

                            , 2012

Each Reorganization contemplates the transfer of substantially all the assets of the Acquired Fund to the Acquiring Fund solely in exchange for voting common shares of beneficial interest, par value $0.01 per share, of the Acquiring Fund (“Acquiring Fund Common Shares”), voting MTP Shares, par value $0.01 per share and liquidation preference $10 per share, of the Acquiring Fund (“Acquiring Fund MTP Shares” and together with Acquiring Fund Common Shares, the “Acquiring Fund Shares”) and the assumption by the Acquiring Fund of substantially all the liabilities of the Acquired Fund. Thereafter, each Acquired Fund will distribute to its shareholders of record all the Acquiring Fund Shares so received in complete liquidation of the Acquired Fund and the Acquired Fund will be dissolved under state law. The foregoing will be accomplished pursuant to an Agreement and Plan of Reorganization, dated as of                             , 2011 (the “Plan”), entered into by the Acquired Funds and the Acquiring Fund.

In rendering our opinion, we have examined the Plan and the registration statement containing the Joint Proxy Statement/Prospectus relating to the Reorganizations on Form N-14 (File No. 333-176891) filed by the Acquiring Fund with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Registration Statement”). We have also examined such other agreements, documents and corporate records that have been made available to us and such other materials as we have deemed relevant for purposes of this opinion. In such review and examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. The opinions herein are subject to and conditioned upon the representations made by the Funds concerning factual matters (but not conclusions of law). The initial and continuing truth and accuracy of such representations at all relevant times constitutes an integral basis for the opinion expressed herein and our opinion is conditioned upon the initial and continuing truth and accuracy of such representations at all relevant times. Our opinion is based, in part, on the assumption that each Reorganization described herein will occur in accordance with the terms of the Plan and the facts and representations set forth or referred to in this opinion letter, and that such facts and representations, as well as the facts and representations set forth in the Plan and in the Registration Statement, are accurate as of the date hereof and will be accurate on the effective date and at the time of the Reorganization (the “Effective Time”).

Facts

Our opinion is based upon the facts, representations and assumptions set forth or referred to above and the following facts and assumptions, any alteration of which could adversely affect our conclusion.

Nuveen North Carolina Premium Income Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund 2

Nuveen North Carolina Dividend Advantage Municipal Fund 3

                            , 2012

Each Acquired Fund has been registered and operated, since it commenced operations, as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). Dividend Advantage Fund’s, Dividend Advantage Fund 2’s and Dividend Advantage Fund 3’s common shares are listed and traded on the New York Stock Exchange Amex under the symbols NRB, NNO and NII, respectively. Each Acquired Fund currently has the following outstanding MTP Shares: 2.60% Series 2015 for Dividend Advantage Fund, 2.60% Series 2015 for Dividend Advantage 2 and Series 2.65% Series 2015 for Dividend Advantage 3. All the outstanding common shares and MTP Shares of each Acquired Fund are treated as equity for federal income tax purposes. Each Acquired Fund is treated as a corporation for federal income tax purposes, has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which its respective Reorganization occurs, and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which its respective Reorganization occurs.

The Acquiring Fund similarly has been registered and operated, since it commenced operations, as a closed-end management investment company under the 1940 Act. Acquiring Fund Common Shares are listed and traded on the New York Stock Exchange under the symbol NNC. In addition, the Acquiring Fund currently has outstanding Acquiring Fund MTP Shares, 2.60% Series 2015 and 2.65% Series 2016. As part of the Reorganization, the Acquiring Fund will issue three new series of Acquiring Fund MTP Shares, 2.60% Series 2015, 2.60% Series 2015 #1 and 2.65% Series 2015 #1. The Acquiring Fund Common Shares to be issued in the Reorganizations will be treated as equity for federal income tax purposes. The Acquiring Fund is treated as a corporation for federal income tax purposes, has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which each Reorganization occurs, and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which each Reorganization occurs.

Upon satisfaction of certain terms and conditions set forth in the Plan on or before the Effective Time, the Acquiring Fund will acquire substantially all the assets of each Acquired Fund solely in exchange for newly issued Acquiring Fund Common Shares, newly issued Acquiring Fund MTP Shares and the assumption by the Acquiring Fund of substantially all the liabilities of each Acquired Fund. Thereafter, each Acquired Fund will distribute to its shareholders of record all the Acquiring Fund Shares so received in complete liquidation of the Acquired Fund and the Acquired Fund will be dissolved under state law. The assets of

Nuveen North Carolina Premium Income Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund 2

Nuveen North Carolina Dividend Advantage Municipal Fund 3

                            , 2012

each Acquired Fund to be acquired by the Acquiring Fund will include, without limitation, cash, securities, commodities, interests in futures, and dividends or interest receivables owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund as of the closing date of the Reorganization. Each Acquired Fund will retain assets sufficient to pay its liabilities that will not be assumed by the Acquiring Fund, including, without limitation, all accumulated and unpaid dividends on all outstanding MTP Shares of the Acquired Fund. In each Reorganization, the Acquiring Fund will acquire at least ninety percent (90%) of the fair market value of the Acquired Fund’s net assets and at least seventy percent (70%) of the fair market value of the Acquired Fund’s gross assets held immediately prior to the Reorganization.

The Acquiring Fund Common Shares issued to each Acquired Fund will have the same aggregate net asset value as the aggregate value of the net assets of the Acquired Fund transferred to the Acquiring Fund (net of the liquidation preference of all the outstanding MTP Shares of such Acquired Fund). The number of Acquiring Fund MTP Shares issued to Dividend Advantage Fund will be equal to the number of Dividend Advantage Fund MTP Shares, 2.60% Series 2015, outstanding immediately prior to the Reorganization and shall consist solely of Acquiring Fund MTP Shares, 2.60% Series 2015. The number of Acquiring Fund MTP Shares issued to Dividend Advantage Fund 2 will be equal to the number of Dividend Advantage Fund 2 MTP Shares, 2.60% Series 2015, outstanding immediately prior to the Reorganization and shall consist solely of Acquiring Fund MTP Shares, 2.60% Series 2015 #1. The number of Acquiring Fund MTP Shares issued to Dividend Advantage Fund 3 will be equal to the number of Dividend Advantage Fund 3 MTP Shares, 2.65% Series 2015, outstanding immediately prior to the Reorganization and shall consist solely of Acquiring Fund MTP Shares, 2.65% Series 2015 #1. The Acquiring Fund MTP Shares issued to each Acquired Fund will have the same liquidation preference and substantially the same terms as the MTP Shares of such Acquired Fund outstanding at the Effective Time. The “Statement Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares” of each Fund accurately describes the features to which its MTP Shares are subject.

After the Effective Time of its respective Reorganization, each Acquired Fund will be liquidated and will distribute the newly issued Acquiring Fund Common Shares it received pro rata to its common shareholders of record in exchange for such shareholders’ Acquired Fund common shares and, in the case of Dividend Advantage Fund, will distribute one Acquiring Fund MTP Share, 2.60% Series 2015, to its MTP shareholders of record for each MTP Share, 2.60% Series 2015, held by such shareholder, in the case of Dividend Advantage Fund 2, will distribute one Acquiring Fund MTP Share, 2.60% Series 2015 #1, to its MTP shareholders of record for each MTP Share, 2.60% Series 2015, held by such shareholder, and in the case of Dividend Advantage Fund 3, will distribute one Acquiring Fund MTP

Nuveen North Carolina Premium Income Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund 2

Nuveen North Carolina Dividend Advantage Municipal Fund 3

                            , 2012

Share, 2.65% Series 2015 #1, to its MTP shareholders of record for each MTP Share, Series 2015, held by such shareholder. In such distribution, Acquiring Fund MTP Shares shall be distributed only to holders of, and in exchange for, the Acquired Fund MTP Shares. No fractional Acquiring Fund Common Shares will be issued in connection with the Reorganizations. In lieu thereof, the Acquiring Fund’s transfer agent, on behalf of the shareholders entitled to receive fractional Acquiring Fund Common Shares, will aggregate all fractional Acquiring Fund Common Shares and sell the resulting whole on the New York Stock Exchange for the account of all shareholders of fractional interests, and each such shareholder will be entitled to a pro rata share of the proceeds from such sale.

As a result of each Reorganization, every common shareholder of the Acquired Fund participating in the Reorganization will own Acquiring Fund Common Shares (including for this purpose any fractional shares to which they would be entitled) that will have an aggregate per share net asset value immediately after the Reorganization equal to the aggregate per share net asset value of the Acquired Fund common shares held by such shareholder immediately prior to the Reorganization and each holder of Acquired Fund MTP Shares will own Acquiring Fund MTP Shares with an aggregate liquidation preference and value immediately after the Reorganization equal to the aggregate liquidation preference and value of the Acquired Fund MTP Shares held by such shareholder immediately prior to the Reorganization.

Opinion

Based solely on the foregoing, and subject to the qualifications, exceptions, assumptions, and limitations expressed herein, we are of the opinion that for U.S. federal income tax purposes, the Acquiring Fund MTP Shares will be treated as equity in the Acquiring Fund.

This opinion is furnished to the Funds solely for their benefit in connection with the Reorganization and is not to be relied upon, quoted, circulated, published, or otherwise referred to for any other purpose, in whole or in part, without our express prior written consent. This opinion may be disclosed to shareholders of the Funds and they may rely on it as if they were addressees of this opinion, it being understood that we are not establishing any lawyer-client relationship with any shareholder of the Funds. We understand that Vedder Price P.C. may rely on the conclusion of this opinion as a factual assumption for purposes of issuing certain other opinions in connection with the Reorganization. This letter is not to be relied upon for the benefit of any other person.

Nuveen North Carolina Premium Income Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund

Nuveen North Carolina Dividend Advantage Municipal Fund 2

Nuveen North Carolina Dividend Advantage Municipal Fund 3

                            , 2012

In addition to the assumptions set forth above, this opinion is subject to the following exceptions, limitations, and qualifications:

1.	Our opinions are based upon our interpretation of the current provisions of the Code and current judicial decisions, administrative regulations, and published notices, rulings, and procedures. We have considered the positions of the Internal Revenue Service in published and private rulings. We note that there is no authority directly on point dealing with securities like the Acquiring Fund MTP Shares. Our opinions only represent our best judgment and are not binding on the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. Consequently, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

2.	Our opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to any other matter, whether federal, state, local or foreign, not specifically set forth in the foregoing opinion.

We hereby consent to the filing of a form of this opinion as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

K&L GATES LLP